EXHIBIT 5.1

ROBINS, KAPLAN, MILLER & CIRESI L.L.P.

2800 LaSalle Plaza

800 LaSalle Avenue

Minneapolis, MN 55402-2015

March 13, 2006

Christopher & Banks Corporation

2400 Xenium Lane North

Plymouth, MN 55441

Re:	Registration Statement on Form S-8
Christopher & Banks Corporation
2002 Non-Employee Director Stock Option Plan
Registration of 315,000 shares of Common Stock

Ladies and Gentlemen:

We have acted as legal counsel for Christopher & Banks Corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission, and the Prospectus to be used in conjunction with the Registration Statement (the “Prospectus”), relating to the registration under the Securities Act of 1933, as amended, of 315,000 shares (the “Shares”) of common stock, $.01 par value (the “Common Stock”), to be issued by the Company pursuant to the Christopher & Banks Corporation 2002 Non-Employee Director Stock Option Plan (the “Plan”) in the manner set forth in the Registration Statement and the Prospectus.

In connection therewith, we have examined (a) the Certificate of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1.                                       The Company has been legally incorporated and is validly existing under the laws of the State of Delaware.

2.                                       All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3.                                       The Shares are validly authorized by the Company’s Certificate of Incorporation, as amended, and when issued and paid for as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8.

Sincerely,
/s/ ROBINS, KAPLAN, MILLER & CIRESI L.L.P.